UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: July 7, 2022
(Date of earliest event reported: June 30, 2022)

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-11178	Revlon, Inc. Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662955

33-59650	Revlon Consumer Products Corporation Delaware One New York Plaza New York, New York, 10004 212-527-4000	13-3662953

Former Name or Former Address, if Changed Since Last Report: None

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) or 12(g) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Revlon, Inc.	Class A Common Stock	REV	New York Stock Exchange
Revlon Consumer Products Corporation	None	N/A	N/A

Indicate by check mark whether each registrant is an “emerging growth company” as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) in Rule 12b-2 of the Exchange Act.

Emerging Growth Company
Revlon, Inc.	☐
Revlon Consumer Products Corporation	☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on June 15, 2022 (the “Petition Date”), Revlon, Inc. (the “Company”) and certain subsidiaries, including Revlon Consumer Products Corporation (“Products Corporation”) (together with the Company, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The cases are being  administered under the caption In re Revlon, Inc., et al. (Case No. 22-10760 (DSJ)) (the “Cases”).The Debtors continue to operate their businesses as “debtors-in- possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

As previously disclosed in the Company’s and Products Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2022, on June 17, 2022, all or certain of the Debtors entered into a superpriority, senior secured and priming debtor-in-possession asset-based revolving credit facility (the “DIP ABL Facility”), evidenced by a term sheet, in the maximum aggregate principal amount of $400 million, with certain financial institutions party thereto as lenders and MidCap Funding IV Trust, as administrative agent and collateral agent.  On June 30, 2022, the Company and Products Corporation entered into that certain Super-Priority Senior Secured Debtor-in-Possession Asset-Based Credit Agreement (the “DIP ABL Credit Agreement”), by and among Products Corporation, as the Borrower, the Company, as Holdings, the lenders party thereto and MidCap Funding IV Trust, as Administrative Agent and Collateral Agent, which evidences the DIP ABL Facility and establishes certain additional terms and conditions that will govern the DIP ABL Facility.  Borrowings under the DIP ABL Facility are being used to, among other things, (i) refinance certain obligations under that certain Asset-Based Revolving Credit Agreement, dated as of September 7, 2016 (as amended, modified or supplemented from time to time prior to the Petition Date, the “ABL Credit Agreement”), by and among Products Corporation, certain local borrowing subsidiaries from time to time party thereto, the Company, certain lenders party thereto and MidCap Funding IV Trust, as administrative agent and collateral agent, and (ii) for general corporate purposes.

The DIP ABL Facility, among other things, provides for (i) an asset-based revolving credit facility in the maximum aggregate amount of $270 million (the “Tranche A DIP ABL Facility”), the initial proceeds of which were used to refinance the Tranche A Revolving Secured Obligations (as defined in the ABL Credit Agreement), and (ii) an asset-based term loan facility in the amount of $130 million (the “SISO DIP ABL Facility”), the proceeds of which were used to refinance the SISO Secured Obligations (as defined in the ABL Credit Agreement). The remaining proceeds of the DIP ABL Facility will be used for general corporate purposes of the Debtors, including to pay expenses in connection with the Cases, in accordance with the terms of the Interim Order (as defined in the DIP ABL Credit Agreement). The borrowing base in respect of the Tranche A DIP ABL Facility is consistent with the borrowing base under the ABL Credit Agreement (without giving effect to the accommodation provided for in Amendment No. 9 thereto and subject to an availability reserve of $25 million and a carve-out reserve for certain professional fees) and is subject to certain customary reserves.

The maturity date of the DIP ABL Facility is the earliest of (i) June 17, 2023 (the “Stated Maturity Date”), with an option to extend to the earlier of 180 days  after the Stated Maturity Date and the extended maturity date of the BrandCo DIP Facility (as defined in the DIP ABL Credit Agreement, the “BrandCo DIP Facility”) following the exercise by Products Corporation of its option to extend the maturity date thereunder; (ii) July 22, 2022, if a final order approving the DIP ABL Facility has not been entered by the Court on or before such date; (iii) the effective  date of any chapter 11 plan for the reorganization of any Debtor; (iv) the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to Bankruptcy Code §363; (v) the date of the acceleration of the DIP ABL Facility and termination of the corresponding commitments in accordance  with the definitive documents governing the DIP ABL Facility; (vi) the date the Court orders the conversion of the Cases of any of the Debtors to a chapter 7 liquidation; (vii) the rejection or termination of the BrandCo License Agreements (as defined in the DIP ABL Credit Agreement) and (viii) the dismissal of the Cases of any Debtor without the consent of the holders of more than 50% of the loans and commitments under the Tranche A DIP  ABL Facility. The outstanding principal of the DIP ABL Facility is due and payable in full on the maturity date.

The DIP ABL Facility is secured by a perfected (i) first priority priming security interest and lien on substantially all assets of the Debtors (other than the BrandCos (as defined in the DIP ABL Credit Agreement) and Beautyge I, an exempted company incorporated in the Cayman Islands (“Beautyge I”)) constituting ABL Facility First Priority Collateral (as defined in the ABL Credit Agreement), (ii) junior priority priming security interest and lien on substantially all assets of the Debtors (other than the BrandCos and Beautyge I) constituting Term Facility First Priority Collateral (as defined in the ABL Credit Agreement), and (iii) security interests and liens on substantially all assets of the Debtors (other than the BrandCos and Beautyge I) that were not, on the Petition Date, subject to valid, unavoidable and perfected security interests and liens, pursuant to Bankruptcy Code §364(c)(2), with the following priority: if such collateral is of the same nature, scope and type as (a) ABL Facility First Priority Collateral, on a first priority basis, and (b) Term Facility First Priority Collateral, on a junior priority basis subject to the liens in favor of the BrandCo DIP Facility, the Intercompany DIP Facility (as defined in the DIP ABL Credit Agreement) and any adequate protection liens granted to certain of Products Corporation’s secured creditors. The DIP ABL Facility is subject to certain customary and appropriate conditions for financings of similar type.

Loans under the Tranche A DIP ABL Facility bear interest at a rate equal to an adjusted base rate plus 2.50% per annum, and loans under the SISO DIP ABL Facility bear interest at a rate equal to an adjusted base rate plus 4.75% per annum. In addition, the DIP ABL Facility requires payment of the following fees: (i) a closing fee equal to 1.00% of the amount of the commitments in respect of the Tranche A DIP ABL Facility, which was payable upon the initial closing of the DIP ABL Facility on June 17, 2022; (ii) a collateral management fee equal to 1.00% per annum of the average daily amount of outstanding loans under the Tranche A DIP ABL Facility; (iii) a commitment fee equal to 0.50% per annum of the average daily amount of unused commitments under the Tranche A DIP ABL Facility; and (iv) an exit fee equal to 0.50% of the principal amount of the commitments in respect of the Tranche A DIP ABL Facility plus the aggregate principal amount of the SISO DIP ABL Facility, payable upon the termination of the DIP ABL Facility.

The DIP ABL Facility is subject to customary affirmative and negative covenants and events of default for postpetition financings of this type, including, without limitation, customary “milestones” for progress in the Cases (including, without limitation, the filing of a disclosure statement to solicit votes on a plan of reorganization and the entry of an order by the Court confirming  such plan of reorganization), a covenant requiring Products Corporation to repay loans in the event that Products Corporation and its subsidiaries hold cash and cash equivalents in excess of a specified amount and a covenant requiring that actual receipts, disbursements and net cash flow do not deviate from the amounts set forth in the applicable budget of the Debtors by more than certain specified amounts.

The foregoing description of the ABL DIP Facility does not purport to be complete and is qualified in its entirety by reference to the ABL DIP Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the ABL DIP Facility is incorporated herein by reference.

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Cautionary Note Regarding Forward-Looking Statements

This Form 8‑K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this Form 8-K can be identified by the use of forward-looking terms such as “believes,” “expects,” “projects,” “forecasts,” “may,” “will,” “estimates,” “should,” “would,” “anticipates,” “plans,” “intends” or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this Form 8-K. You should not rely on forward-looking statements as predictions of future events. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the bankruptcy petitions, including but not limited to, the Company’s ability to obtain Court approval with respect to motions in the bankruptcy petitions, the effects of the bankruptcy petitions on the Company and on the interests of various stakeholders, Court rulings on the bankruptcy petitions and the outcome of the bankruptcy petitions in general, the length of time the Company will operate under the bankruptcy petitions, risks associated with any third-party motions in the bankruptcy petitions, the potential adverse effects of the bankruptcy petitions on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; whether the Company will emerge, in whole or in part, from insolvency proceedings as a going concern; the consequences of the acceleration of the Company’s debt obligations; trading price and volatility of the Company’s common stock, indebtedness and other claims as well as other risk factors set forth in the Company’s Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1
Super-Priority Senior Secured Debtor-in-Possession Asset-Based Credit Agreement, dated as of June 30, 2022, by and among Revlon Consumer Products Corporation, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as the Borrower, Revlon, Inc., a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as Holdings, the lenders party thereto and MidCap Funding IV Trust, as Administrative Agent and Collateral Agent.

104	Exhibit 104 Cover page from this Current Report on Form 8‑K, formatted in Inline XBRL (included as Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2022
REVLON, INC.

	By:	/s/ Victoria Dolan
Name: Victoria Dolan
Title: Chief Financial Officer

REVLON CONSUMER PRODUCTS CORPORATION

	By:	/s/ Victoria Dolan
Name: Victoria Dolan
Title: Chief Financial Officer

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